Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
May 2, 2007		(858) 503-3233

MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS

Gross Margin Up, Q4-Q1 Despite Lower Revenue; Offshore Manufacturing Transition Ahead of Schedule

CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY, MAY 2, 2007 – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $4.3 million or $0.25 per share, on revenue of $12.6 million for its first quarter ended March 31, 2007, compared with a net loss of $7.5 million, or $0.45 per share, on revenue of $12.0 million for the same period in 2006.

BOOSTCAP® ultracapacitor revenue for Q107 increased by 18 percent to $3.3 million, compared with $2.8 million for the same period in 2006, but declined, quarter-to-quarter from Q406, as a result of lower-than-expected shipments to certain large customers. Dr. Richard Balanson, Maxwell’s president and chief executive officer, said the company expects ultracapacitor revenue to rebound in Q2, based on strong recent sales and bookings activity.

“New heavy transportation and industrial design wins in North America, China and Europe have taken longer to move into production than we anticipated, so ultracapacitor sales in Q1 continued to be concentrated with a relatively small number of existing wind energy, transportation and industrial customers,” Balanson said. “Several of those existing customers consumed less product last quarter for a variety of reasons unrelated to ultracapacitors. While none of this alters our views about the company’s long term growth prospects, in the short term it puts our run rate a quarter or two behind where we had expected to be at this point.”

Balanson noted that the company’s high voltage capacitor and microelectronics product lines continued their recent strong performance, combining for Q1 sales of $9.3 million. Other significant recent developments include:

•

Successful completion of production validation testing by Maxwell’s contract manufacturer in China, clearing the way for an accelerated transition to low-cost offshore assembly of Maxwell’s large cell ultracapacitors and multi-cell modules.

•	Opening of a sales office in Shanghai, China, to market BOOSTCAP ultracapacitor products, service customers and support distribution channel partners throughout Asia.

•	Introduction of a 390-volt ultracapacitor module for heavy hybrid and electric vehicles and heavy duty industrial applications requiring up to 1,170 volts of electrical energy.

•

A federal district court’s ruling granting Maxwell’s motion for a preliminary injunction that will bar its Korean competitor, Nesscap, from selling certain ultracapacitor products in the U.S. that infringe a Maxwell patent.

“We are expecting more news on ultracapacitor design wins in the hybrid bus and truck markets and new orders for wind energy, industrial and telecommunications applications that will help to drive revenue growth in the second and succeeding quarters,” Balanson said. “We believe that the new products we have introduced over the past year will enable us to continue broadening and diversifying the ultracapacitor customer base, and that our ongoing initiatives to improve efficiency and control costs will contribute to improving financial performance and allow the company to become more predictable over the next few quarters.”

Gross margin increased from 24 percent in Q406 to 27 percent in Q107, reflecting ongoing improvements in ultracapacitor manufacturing costs and production efficiency. Cash and investments in marketable securities totaled $10.1 million as of March 31, 2007, compared with $19.4 million as of December 31, 2006, and Balanson said that the company is evaluating a variety of financing options. Complete financial statements will be available next week with the filing of the company’s Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

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MAXWELL REPORTS FIRST QUARTER FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss first quarter financial results and the outlook for the balance of 2007 at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (800) 896-8445 from the U.S. and Canada, or (785) 830-1916 for international callers. The webcast may be accessed via the following link: http://www.videonewswire.com/event.asp?id=38192 and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/index.asp.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

Forward-Looking Statements - Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	the company’s history of losses and uncertainty about its ability to achieve or maintain profitability, or to obtain sufficient capital to finance its operations;

•	development and acceptance of products based on new technologies;

•	demand for original equipment manufacturers’ products reaching anticipated levels;

•	general economic conditions in the markets served by the company’s products;

•	cost-effective manufacturing and the success of outsourced manufacturing;

•	the impact of competitive products and pricing;

•	risks and uncertainties involved in foreign operations, including the impact of currency fluctuations;

•	product liability or warranty claims in excess of reserves.

For further information regarding risks and uncertainties associated with Maxwell’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Maxwell’s investor relations department at (858) 503-3434 or at our investor relations website: http://www.maxwell.com/investors/sec-filing.asp. All information in this release is as of May 2, 2007. The company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the company’s expectations.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Products	$12,284	$11,971
License fees	272	—

Total revenues	12,556	11,971
Cost of sales	9,143	8,459

Gross profit	3,413	3,512
Operating expenses (income):
Selling, general and administrative	5,055	4,263
Research and development	2,817	2,206
Amortization of other intangibles	19	19
Loss (gain) on disposal of property and equipment	41	(66)

Total operating expenses	7,932	6,422

Loss from operations	(4,519)	(2,910)
Interest expense, net	(319)	(6)
Amortization of debt discount and prepaid costs	(904)	(904)
Gain (loss) on embedded derivatives and warrants	1,499	(3,500)
Other income (expense), net	96	(31)

Loss from continuing operations before income taxes	(4,147)	(7,351)
Income tax provision	193	175

Loss from continuing operations	(4,340)	(7,526)
Discontinued operations:
Income from discontinued operations, net of tax	—	75

Net loss	$(4,340)	$(7,451)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.25)	$(0.45)

Net loss per common share	$(0.25)	$(0.45)

Shares used in computing net loss per common share - basic and diluted	17,086	16,651

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,453	$8,159
Investments in marketable securities	695	3,228
Trade and other accounts receivable, net	10,656	9,749
Inventories, net	17,172	14,894
Prepaid expenses and other current assets	1,950	1,596

Total current assets	31,926	37,626
Property and equipment, net	14,331	13,621
Other intangible assets, net	1,343	1,395
Goodwill	19,814	19,786
Prepaid pension asset	10,531	10,371
Restricted cash	8,000	8,000
Other non-current assets	755	870

	$86,700	$91,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$7,962	$9,383
Accrued warranty	752	795
Accrued employee compensation	2,430	2,543
Short-term borrowings and current portion of long-term debt	8,467	5,688
Deferred tax liability—current portion	392	392
Net liabilities of discontinued operations	65	63

Total current liabilities	20,068	18,864
Deferred tax liability, long-term	2,673	2,545
Convertible debentures and long-term debt, excluding current portion	19,687	22,527
Stock warrants	1,464	1,850
Commitments and contingencies
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 17,408 and 17,261 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	1,727	1,726
Additional paid-in capital	142,510	141,294
Accumulated deficit	(108,695)	(104,361)
Accumulated other comprehensive income	7,266	7,224

Total stockholders' equity	42,808	45,883

	$86,700	$91,669